Exhibit 99.1

For More Information, Contact:

Neil Lansing, Chief Financial Officer	Felicia Vonella
Auxilium Pharmaceuticals, Inc.	Lazar Partners, Ltd.
(610) 239-8850	(212) 843-0210
nlansing@auxilium.com	fvonella@lazarpartners.com

Auxilium Pharmaceuticals Announces Licensing Agreement with

PharmaForm for Transmucosal Film Technology

Worldwide Rights to Develop and Market Compounds for Acute and Chronic Pain

Utilizing PharmaForm’s Proprietary Transmucosal Delivery System

NORRISTOWN, Pa., Feb 08, 2005 /PRNewswire-FirstCall via COMTEX/ — Auxilium Pharmaceuticals (Nasdaq: AUXL), a specialty pharmaceutical company that develops and markets products for urologic and sexual health, today announced that it has signed an additional licensing agreement with PharmaForm. Under the terms of the agreement, Auxilium will receive exclusive, worldwide, royalty-bearing rights to develop, manufacture and market eight analgesic compounds using a proprietary, transmucosal film technology for the management of acute and chronic pain. The compounds to be developed include opioids as well as other types of analgesics.

Gerri Henwood, Chairman and Chief Executive Officer of Auxilium said, “Expanding further into transmucosal film technology by introducing products to relieve pain is complementary to our core strategy of developing and marketing products for urologic and sexual health. Pain is a symptom frequently encountered in the practice of urology. Because a frequent co-morbidity of chronic pain treated with opiates is hypogonadism, we believe there is a substantial population of pain specialists among the physicians that our pharmaceutical sales professionals visit regularly to provide information on Testim(R), our 1% testosterone gel product.

“We believe that PharmaForm’s transmucosal delivery system offers the potential for a reduction in side effects and improved economics through dose optimization. We anticipate moving dose form development for the first products in this area forward during 2005.”

Bill Williams, President of PharmaForm said, “Our collaboration with Auxilium and their ability to commercialize the pharmaceutical products covered by this licensing agreement represents a significant achievement for PharmaForm.”

Auxilium is currently developing two product candidates using transmucosal technology: an androgen, or male hormone, replacement therapy and a therapy to treat overactive bladder.

About Auxilium

Auxilium Pharmaceuticals, Inc. is an integrated specialty pharmaceutical company with a focus on urologic and sexual health. Auxilium markets Testim(R) 1%, a topical testosterone gel, for the treatment of hypogonadism through its 100+ person sales and marketing team. The company is developing a Testim(R) line extension in addition to a product for treatment of Peyronie’s Disease as well as other products for urologic and sexual health. For additional information, visit http://www.auxilium.com.

Safe Harbor Statement

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding development of product candidates using transmucosal film technology for androgen or hormone replacement therapy and overactive bladder treatment, as well as product candidates for treatments of forms of acute or chronic pain, and the potential benefits that may be derived from product candidates currently in development or that may be developed and Testim line extensions and product candidates for the treatment of Peyronie’s Disease, as well as other products for urologic and sexual health. All statements other than statements of historical facts contained in this press release, including statements regarding the business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to the Company, are intended to identify forward- looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The Company’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries. For a discussion of the risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Form S-1 Registration Statement and Form 10-Q for the quarterly period ended September 30, 2004, each of which is on file with the Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward- looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statement.

2